UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

September 8, 2008

Summit Financial Group, Inc.
(Exact name of registrant as specified in its charter)

                          West Virginia                                                           No. 0-16587                                                         55-0672148
                (State or other jurisdiction of                                (Commission File Number)                                               (I.R.S. Employer
                incorporation or organization)                                                                                                                            Identification No.)

300 North Main Street
Moorefield, West Virginia 26836
(Address of Principal Executive Offices)

(304) 530-1000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information

Item 2.06  Material Impairments

On September 7, 2008, the United States Department of Treasury (“U.S. Treasury”) and the Federal Housing Finance Agency (“FHFA”) announced that both Fannie Mae and Freddie Mac were being placed under conservatorship and that management of the entities would be under the control of the FHFA, their regulator.  The plan announced by the U.S. Treasury and FHFA includes, among other things, the elimination of dividends on Fannie Mae and Freddie Mac common and preferred stock. These actions will adversely impact the value of the investments by Summit Financial Group, Inc. (“Summit”) in the perpetual preferred stock of Fannie Mae and Freddie Mac.

On September 8, 2008, we determined that, as a result of these actions taken by the U.S. Treasury and the FHFA, we will record an other-than-temporary impairment and take a non-cash charge to our earnings for the third quarter of 2008 related to our investments in preferred equity securities issued by Fannie Mae and Freddie Mac.  The value of these securities has decreased materially and it is unclear if, or when, their financial condition will improve.  Based on the fair value of our investments in these preferred stocks on September 8, 2008, Summit’s non-cash, other-than-temporary impairment charge would approximate $4.3 million from the current book value of $4.9 million.  This represents an after-tax amount of $2.8 million or approximately $0.38 per share.  The amount of the impairment charge Summit ultimately will record in third quarter 2008 will be based upon the fair value of these investments as of September 30, 2008, and is not expected to be materially different than the impairment as of September 8, 2008.  Even if we determine that the full value of the securities must be written down, the Company and its bank subsidiary, Summit Community Bank, will both remain “well-capitalized” under regulatory standards.

This report contains certain forward-looking statements about Summit’s securities activities.  Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts.  They also include words such as “believe,” “expect,” “estimate,” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may”. Certain factors could cause actual results to differ materially from expected results including changes in the general economic conditions (such as interest rates, employment levels and real estate values), legislative and regulatory changes, developments with respect to the Fannie Mae and Freddie Mac conservatorships, Fannie Mae’s and Freddie Mac’s business operations and the results thereof and changes in the securities markets.  The Company does not intend to update this Report and expressly disclaims any obligation to do so.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                            SUMMIT FINANCIAL GROUP, INC.

Date:  September 12, 2008                                                                                                           By: /s/ Julie R. Cook
                                   Julie R Cook
                                   Vice President and
                                                                                                           Chief Accounting Officer